Exhibit 1.1

MOVANO INC.

UNDERWRITING AGREEMENT

New York, New York

______ __, 2021

National Securities Corporation,

As Representative of the Several Underwriters

200 Vesey Street, 25th Floor

New York, NY 10281

Ladies and Gentlemen:

The undersigned, Movano Inc. (together with its affiliates, subsidiaries, predecessors, and successors, the “Company”), a company formed under the laws of Delaware, hereby confirms its agreement with National Securities Corporation (hereinafter referred to as the “Representative”), a Washington corporation, and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Securities.

1.1.1 Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of [_____] shares (“Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

(ii) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of [___] per Share [_____% of the per Share public offering price]; provided, however, that the purchase price to be paid by the Underwriters for the Firm Shares to be sold to those parties on Schedule 2 (“Excluded Investors”) shall be [___] per Share [100% of the per Share public offering price]. The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2 Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective on or after 4:30 p.m.) or at such earlier time as shall be agreed upon in writing by the Representative and the Company at the offices Greenberg Traurig, LLP, counsel to the Underwriters (“Greenberg Traurig”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon in writing by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2 Over-allotment Option.

1.2.1 Option Shares. For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted an option to purchase up to [_____] shares of Common Stock representing up to [_____] percent ([_____]%) of the Firm Shares sold in the offering from the Company (the “Over-allotment Option”). Such additional Over-allotment Option shares of Common Stock, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the public offering price, less the underwriting discount, as set forth in Section 1.1.1 hereof; provided, however, that the purchase price to be paid by the Underwriters for the Option Shares to be sold to Excluded Investors shall be equal to the per Share public offering price. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon in writing by the Company and the Representative, at the offices of Greenberg Traurig or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon in writing by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3 Payment and Delivery. Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: [___] per Option Share, [100% of the per Share public offering price], payable to the order of the Company upon delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

1.3 Underwriters’ Warrants. The Company hereby agrees to issue and sell to the Representative on the Closing Date and Option Closing Date warrants to purchase that number of shares of Common Stock equal to an aggregate of [_____]% of the shares of Common Stock sold in the Offering to investors other than the Excluded Investors (the “Underwriters’ Warrants”). The Underwriters’ Warrants shall be exercisable, in whole or in part, commencing twelve (12) months after the Effective Date and expiring five (5) years after the Effective Date at an initial exercise price per share of [___] [_____% of the per Share offering price]. The Underwriters’ Warrants and the shares of Common Stock issuable upon exercise thereof (“Warrant Shares”) are sometimes referred to herein collectively as the “Warrant Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Warrant Securities and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Warrant Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities other than in accordance with FINRA Rule 5110. Notwithstanding anything in this Agreement to the contrary, the Warrant Securities may not be sold, transferred, assigned, pledged, or hypothecated prior to the date that is three hundred sixty-five (365) days immediately following the Effective Date.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1 Filing of Registration Statement.

2.1.1 Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-252671), including any related preliminary prospectus or prospectuses, including those that omitted information pursuant to Rule 430A, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein by reference pursuant to Item 12 of Form S-1 and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations and any registration statement filed pursuant to Rule 462(b)) is referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” shall mean the preliminary prospectus dated [_________], 2021 made part of the Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means 5:00 p.m. on the Effective Date or such other time as agreed to in writing by the Company and the Representative.

2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File No. [_____]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Firm Shares, and the Option Shares. The registration of the Firm Shares and the Option Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2 No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3 Disclosures in Registration Statement.

2.3.1 10b-5 Representation. At the respective times of use of the Preliminary Prospectus and Prospectus and the effectiveness of the Registration Statement and any post-effective amendments thereto (and at the Closing Date and the Option Closing Date, if any):

(i) The Preliminary Prospectus, Prospectus, Registration Statement and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii) Neither the Preliminary Prospectus, the Prospectus nor the Registration Statement, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Preliminary Prospectus, the Prospectus or the Registration Statement or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the names of the Underwriters appearing in the “Underwriting” section of the Prospectus and the following additional disclosure contained in the “Underwriting” section of the Prospectus: (i) the fourth and sixth paragraphs under “Underwriting,” (ii) the statements in “Underwriting - Determination of Offering Price Listing,” and (iii) the first paragraph under “Underwriting - Short Positions and Penalty Bids” (the “Underwriters’ Information”).

2.3.2 Disclosure of Agreements. The agreements and documents described in the Preliminary Prospectus, the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described therein or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Preliminary Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3 Prior Securities Transactions. No securities of the Company that are required to be “integrated” pursuant to the Act or the regulations thereunder with the offer and sale of the shares of Common Stock pursuant to the Registration Statement have been offered or sold, either prior to the initial filing of the Registration Statement or the Effective Date, by the Company or, to the Company’s knowledge, any of its affiliates or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.4 Changes After Dates in Registration Statement.

2.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company taken as a whole; (ii) there have been no material transactions entered into by the Company required to be disclosed in the Prospectus or the Registration Statement, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2 Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5 Independent Accountants. To the knowledge of the Company, Moss Adams, LLP (“Moss Adams”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. Moss Adams has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules, if any, included in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein. The Preliminary Prospectus, the Prospectus and the Registration Statement disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons required to be disclosed under Item 303(a)(4) of Regulation S-K.

2.7 Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company will have on the Closing Date the adjusted stock capitalization set forth therein (as such adjusted stock capitalization may be further adjusted for the final determination of the shares of Common Stock to be issued upon conversion of the Company’s preferred stock and convertible notes). Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments on the part of the Company to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8 Valid Issuance of Securities, etc.

2.8.1 Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock of the Company conforms in all material respects to all statements relating thereto contained in the Preliminary Prospectus, the Prospectus and the Registration Statement. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.8.2 Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Preliminary Prospectus, the Prospectus and the Registration Statement. The Warrant Shares issuable upon exercise of the Underwriters’ Warrants have been reserved for issuance upon the exercise thereof and, when issued in accordance with the terms of such securities will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and all corporate action required to be taken for the authorization, issuance and sale of the Warrant Securities has been duly and validly taken. The Warrant Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

2.9 Registration Rights of Third Parties. Except as set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10 Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11 No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Certificate of Incorporation of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) result in the Company’s violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12 No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13 Corporate Power; Licenses; Consents.

2.13.1 Conduct of Business. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Preliminary Prospectus and the Prospectus. The disclosures in the Preliminary Prospectus, the Prospectus and the Registration Statement concerning the effects of Federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the disclosures in the Preliminary Prospectus and the Prospectus, except with respect to applicable Federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors immediately prior to the Offering, as well as in the Lock-Up Agreement provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each such officer or director to become inaccurate and incorrect.

2.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that is required to be disclosed in the Preliminary Prospectus, the Prospectus and the Registration Statement which has not been disclosed therein or in connection with the Company’s listing application for the listing of the shares of Common Stock on the Nasdaq Capital Market.

2.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect (as defined in Section 2.20).

2.17 Transactions Affecting Disclosure to FINRA.

2.17.1 Finder’s Fees. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its officers or directors with respect to the sale of the securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2 Payments Within Twelve Months. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to the Company’s knowledge, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Underwriters as provided hereunder in connection with the Offering.

2.17.3 Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4 FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Registration Statement. The Company will advise the Representative if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible into shares of Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18 Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or, to its knowledge, any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect as reflected in any of the financial statements contained in the Preliminary Prospectus, the Prospectus or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19 Officers’ Certificate. Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20 Possession of Licenses and Permits. The Company (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct its business as currently conducted as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the Preliminary Prospectus, the Prospectus and the Registration Statement or (ii) to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business or operations of the Company taken as a whole (“Material Adverse Effect”); the Company is not in violation of, or in default under, any Governmental License, as except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

2.21 Title to Property. The Company has legal and valid title to all assets and properties described as owned by it in the Preliminary Prospectus, the Prospectus and the Registration Statement (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any real property or personal property held under lease by the Company is held under a lease that is valid, existing and enforceable by the Company with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company has not received any written notice of any material claim that is adverse to the rights of the Company under any lease.

2.22 Possession of Intellectual Property. The Company owns or possesses all licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how as are necessary for the conduct of its business as described in the Preliminary Prospectus, the Prospectus and the Registration Statement (collectively, “Intellectual Property”), except where the failure to own or possess such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. The Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) any asserted rights of others with respect to any Intellectual Property that would reasonably be expected to have a Material Adverse Effect.

2.23 Company IT Systems. The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business (the “Company IT Systems”), except where the failure to own or have the right to access the Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company IT Systems; (B) the Company has not been notified of, and has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to the Company IT Systems and (C) the Company has implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy, disaster recovery and security of the Company IT Systems reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure or other compromise, as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of Company IT Systems, and to the protection of such Company IT Systems and the data contained therein from unauthorized use, access, misappropriation or modification. The Company has not received any notice, claim, complaint, demand or letter from any person, in respect of its businesses, under applicable data security and data protection laws and regulations and industry standards regarding misuse, loss, unauthorized destruction or unauthorized disclosure of any personally identifiable information, protected health information and other confidential information of the Company and any third parties in their possession (“Sensitive Company Data”). To the Company’s knowledge, there has been no unauthorized or illegal use of our access to any Sensitive Company Data by any third party. The Company has not been required to notify any individual or data protection authority of any information security breach, compromise or incident involving Sensitive Company Data.

2.24 Environmental Laws. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

2.25 Payment of Taxes. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company has accurately prepared and timely filed all federal, state, foreign and other tax returns or other statements that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened, (C) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

2.26 Insurance. The Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility) in such amounts and covering such risks as is appropriate for the conduct of its entire business and the value of its assets, all of which insurance is in full force and effect in all material respects.

2.27 Investment Company Act. The Company is not, nor upon the sale of the Public Securities as contemplated herein and the application of the net proceeds therefrom as described in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Estimated Use of Proceeds”, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

2.28 Employment Laws Compliance. The Company has not violated, or received any notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.29 Money Laundering Laws. The Company has not, and, to the Company’s knowledge, none of the officers, directors, employees or agents purporting to act on behalf of the Company, as applicable, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental entity involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

2.30 OFAC. The Company has not, and, to the Company’s knowledge, none of its directors, officers, agents or employees purporting to act on behalf of the Company is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Public Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

2.31 Lock-up Agreements. Each of the Company’s officers, directors and record holders of Common Stock immediately prior to the Applicable Time (the “Lock-Up Parties”), have agreed that for a period of twelve (12) months following the initial listing on an exchange or trading medium (the “Lock-Up Period”), such persons and their affiliated parties shall not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the Representative. The Representative may consent to an early release from the Lock-Up period if, in its opinion, the market for shares of Common Stock would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representative the agreements of each Lock-Up Party to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.32 Subsidiaries. The Company has no subsidiaries.

2.33 Related Party Transactions. Except as disclosed in the Prospectus and the Registration Statement, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.34 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management”. The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Nasdaq Capital Market. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Nasdaq Capital Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Nasdaq Capital Market.

2.35 Sarbanes-Oxley Compliance.

2.35.1 Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.35.2 Compliance. On the Effective Date, the Company was in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.36 Statistical and Market-Related Data. Any statistical and market-related data included in Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

2.37 Compliance with Health Care Laws. The Company is and has been in compliance with all Health Care Laws (as hereinafter defined), except where instances of non-compliance would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company, including, but not limited to: the Federal Food, Drug, and Cosmetic Act, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any and all other similar state, local or federal health care laws and the regulations promulgated pursuant to such laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and all other laws and regulations applicable to ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of the Company’s products, each as amended from time to time. The Company has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program, except where such noncompliance, false claims liability or civil penalties would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging a material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company is not a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program, clinical trial or clinical registry or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus or as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting noncompliance with (x) any Health Care Laws or (y) any Governmental Licenses required by any such Health Care Laws.

2.38 Research Studies, Clinical Trials and Clinical Registries. The research studies, clinical trials and clinical registries conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Preliminary Prospectus and the Prospectus, or the results of which are referred to in the Registration Statement, the Preliminary Prospectus and the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with all applicable Health Care Laws; to the Company’s knowledge, the descriptions of the results of such research studies, clinical trials and clinical registries described in the Registration Statement, the Preliminary Prospectus and the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; and the Company has not received any written notices or correspondence from the FDA or any other foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies, clinical trials or clinical registries conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated that are described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same.

2.39 No Safety Notices. (i) Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”), except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products or services, (y) a material change in labeling of any of the Company’s products, or (z) a termination or suspension of marketing or testing of any of the Company’s products, except, in each of cases (x), (y) or (z) such as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date, and it will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2 Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3 Exchange Act Registration. For a period of three years from the Effective Date, the Company will use its best efforts to maintain the registration of the shares of Common Stock under the provisions of the Exchange Act. The Company will not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Representative. The foregoing requirements shall automatically terminate in the event that the Company, directly or indirectly, in one or more related transactions, (1) sells, transfers or otherwise disposes of all or substantially all of its assets to any other person, or (2) consummates a stock or share purchase agreement or other business combination (including, without limitation, a merger, consolidation, reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of the Company’s voting stock and the Company is not the surviving entity.

3.2.4 Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.3 Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4 Effectiveness and Events Requiring Notice to the Representative. The Company will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5 Reports to the Representative.

3.5.1 Periodic Reports, etc. For a period of three years from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company and posted to the Company’s web site; (iii) a copy of each Form 8-K prepared and filed by the Company; and (iv) five copies of each Registration Statement. Documents filed with the Commission pursuant to its EDGAR system or posted to the Company’s web site shall be deemed to have been delivered to the Representative pursuant to this Section.

3.5.2 Transfer Sheets. For a period of three years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representatives at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Computershare Trust Company, N.A. is acceptable to the Underwriters to act as Transfer Agent for the Company’s shares of Common Stock.

3.6 Payment of Expenses.

3.6.1 General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the shares of Common Stock on NASDAQ and such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Underwriters may reasonably designate; (f) the costs of all mailing and printing of the Registration Statements, Preliminary Prospectuses, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriters may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing the Public Securities and fees and expenses of the Transfer Agent for the shares of Common Stock; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (k) the Company’s actual “road show” expenses for the Offering. With respect to any transaction pursuant to the Offering, the Company’s obligation to reimburse expenses incurred by the Representative, with the exception of legal fees and expenses, will be $25,000, subject to the Representative’s delivery of appropriate expense reports. With respect to any transaction pursuant to the Offering, the Company will not required to reimburse the Representative more than $150,000 in legal fees. The Representative has the right to deduct from the net proceeds of the Offering any advance made by the Underwriters to pay for the expenses of the Company.

3.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Estimated Use of Proceeds” in the Prospectus.

3.8 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.9 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

3.10 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.11 Accountants. As of the Effective Date, the Company shall retain Moss Adams or other independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Effective Date.

3.12 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or agents shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.13 Market Stand-Off. Without the prior written consent of the Representatives, for a period of one year after the date of this Agreement, the Company shall not issue, sell or register with the Commission, or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, or exercisable or exchangeable for, equity securities of the Company), except for (a) the Public Securities to be sold hereunder; (b) any shares of capital stock of the Company issued upon the exercise of options or warrant or conversion of convertible securities described in the Registration Statement, the Preliminary Prospectus and the Prospectus, (c) any shares of capital stock of the Company issued upon the exercise of options granted under the Company’s stock incentive plan or bonus plan described as outstanding in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus; (d) any options and other awards granted under a Company stock incentive plan or bonus plan described in the Registration Statement, the Preliminary Prospectus and the Prospectus; and (e) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company stock incentive plan described in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1 Regulatory Matters.

4.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

4.1.2 FINRA Clearance. By the Effective Date, the Representative shall have received oral clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3 Nasdaq Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Public Securities, shall have been approved for listing on the Nasdaq Capital Market.

4.2 Company Counsel Matters.

4.2.1 Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of K&L Gates, LLP, counsel to the Company (“K&L Gates”), dated the Closing Date, addressed to the Representative, in form and substance reasonably satisfactory in all respects to the Representative. The opinion of K&L Gates shall include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Preliminary Prospectus, the Prospectus and the Registration Statement contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Prospectus and the Registration Statement contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view and shall not be deemed to have rendered an opinion with respect to the financial information and statistical data). The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements including notes and schedules, financial data and statistical data included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations.

4.2.2 Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinion of K&L Gates, counsel to the Company, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.2.3 Reliance. In rendering its opinion, K&L Gates may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Greenberg Traurig if requested. The opinion of K&L Gates and any opinion relied upon by K&L Gates shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a letter in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Representative and to Greenberg Traurig from Moss Adams dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) Confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement; (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the December 31, 2020 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from December 31, 2020 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a breakdown of commercial paper and notes payable to banks and related parties);

(v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi) Stating that they have not since the Company’s formation brought to the attention of the Company’s management any control deficiencies related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 325 “Communications About Control Deficiencies in an Audit of Financial Statements,” in the Company’s internal controls; and

(vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, who can be the same person, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2 Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Certificate of Incorporation is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus taken as a whole; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any officers or directors before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Delivery of Agreements.

4.6.1 Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement, the Underwriters’ Warrant Agreement and the Lock-Up Agreement.

4.6.2 Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Underwriters the Firm Shares, and on the Option Closing Date, if any, the Company shall have delivered to the Underwriters the Option Shares.

5. Indemnification.

5.1 Indemnification of Underwriters.

5.1.1 General. The Company hereby agrees to indemnify, defend and hold harmless the Representative, Underwriters, their subsidiaries, parents and affiliates, including Liquid Venture Partners, LLC (“Liquid”) and each of their directors, officers, managers, agents, contractors, employees, members, counsel, and each other person or entity who controls the Representative or Liquid or any of their affiliates within the meaning of Section 15 of the Securities Act (collectively, the “Indemnified Parties”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses, or liabilities (or actions in respect thereof) (“Losses”), joint or several, to which they or any of them may become subject under any statute or at common law, and to reimburse such Indemnified Parties for any reasonable legal or other expense (including but not limited to the cost of any investigation, preparation, response to third party subpoenas) incurred by them in connection with any litigation or administrative or regulatory action (“Proceeding”), whether pending or threatened, and whether or not resulting in any liability, insofar as such losses, claims, liabilities, or litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (1) the Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (2) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (3) the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing indemnification provisions shall not apply to (i) statements or omissions made in reliance upon and in conformity with the Underwriters’ Information, (ii) amounts paid in settlement of any such litigation if such settlement is effected without the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned or delayed, or (iii) such Losses resulted from the gross negligence or willful misconduct, the breach of the Underwriting Agreement or violation of applicable law by the Representative or any Indemnified Party; and provided that the Company will not be responsible for the fees and expenses of more than one counsel to all Indemnified Parties, in addition to appropriate local counsel, unless in the reasonable opinion of counsel to any Indemnified Party there exists a potential conflict of interest which would make it inappropriate for one counsel to represent all such Indemnified Parties.

5.1.2 Procedure. Each Indemnified Party shall, promptly after the receipt of notice of the commencement of any claim or Proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to Section 5.1.1 or (b) under Section 5.1.1 unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses. In case any such claim or Proceeding shall be brought against any Indemnified Party, and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any claim or proceeding in which both the Company, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Company or (y) a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Company (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Company and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred.

5.1.3 Reimbursement. In the event the Company chooses not to accept the defense of the Proceeding, the Company will reimburse all Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel for all Indemnified Parties) incurred by any such Indemnified Parties in connection with investigating, preparing, and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Indemnified Party is a party, promptly as such expenses are incurred or paid (unless the Indemnified Parties request they be paid in advance pursuant to Section 5.1.4 below).

5.1.4 Advances. Notwithstanding any other provision hereof or any other agreement between the parties, in the event the Company chooses not to accept the defense of the Proceeding, the Company shall advance, to the extent not prohibited by law, all expenses reasonably anticipated to be incurred by or on behalf of the Indemnified Parties in connection with any Proceeding, whether pending or threatened, within thirty (30) days of receipt of a statement or statements (“Statement(s)”) from the Indemnified Parties, or any of them, requesting such advances from time to time, so long as the Company has received a written undertaking of such Indemnified Parties to repay the Company the amount so advanced if it shall be finally determined that such Indemnified Parties were not entitled to indemnification hereunder. This advancement obligation shall include any refundable retainers of counsel retained by Indemnified Parties (as selected by Indemnified Parties in their sole and absolute discretion). Any Statement requesting advances shall evidence the expenses anticipated or incurred by the Indemnified Parties with reasonable particularity and may include only those expenses reasonably expected to be incurred within the 60-day period following each Statement. In the event some portion of the amounts advanced pursuant to this Section 5.1.4 is unused, or in the event a court of competent jurisdiction finally determines that the Indemnified Parties are not entitled to be indemnified against certain expenses, Indemnified Parties shall return the unused or disallowed portion of any advances within thirty (30) days of the final disposition of any Proceeding to which such advances pertain.

5.2 Indemnification of the Company. The Company agrees that no Indemnified Party shall have any liability to the Company or its respective owners, successors, heirs, parents, affiliates, security holders or creditors for any Losses, except to the extent such Losses resulted from the Company’s use of the Underwriters’ Information or such Indemnified Person’s gross negligence or willful misconduct, breach of the Underwriting Agreement or violation of applicable law.

5.3 Contribution.

5.3.1 Contribution Rights. If such indemnification is for any reason not available or insufficient to hold an Indemnified Party harmless, the Company agrees promptly to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by the Representative, on the other hand, with respect to this Agreement, or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of the Representative on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Parties shall not be responsible for amounts which in the aggregate are in excess of the amount of all cash fees and value of warrants or other in-kind consideration, exclusive of costs, actually received by the Representative from the Company in connection with this Agreement. Relative benefits to the Company, on the one hand, and to the Representative, on the other hand, with respect to this Agreement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with the Offering, whether or not consummated, bears to (ii) all fees received or proposed to be received by the Representative in connection with the applicable engagement (including warrants or other in-kind consideration). Relative fault shall be determined, in the case of Losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company to the Representative and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

5.4 Settlement. The Company will not, without the Representative’s prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party therein) unless the Company has given the Representative reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party, without such Indemnified Party's prior written consent. No Indemnified Party seeking indemnification, reimbursement or contribution under this Agreement will, without the Company's prior written consent (which shall not be unreasonably withheld) settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding referred to herein or admit fault, culpability or failure to act by or on behalf of the Company or any Indemnified Party.

5.5 Survival; Successors. The indemnity, contribution and expense reimbursement obligations set forth herein shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise (but not duplicative of or effective to result in any multiplicative return of Losses or of any such liability of the Company), and shall remain operative and in full force and effect notwithstanding the termination of this Agreement, the closing of the contemplated Offering, and any successor of the Representative or any other Indemnified Parties shall be entitled to the benefit of the provisions hereof. Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify the Representative in writing thereof and, if requested by the Representative, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and on terms and conditions reasonably satisfactory to the Representative.

6. Default by an Underwriter.

6.1 Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, the Representative may, in its discretion, arrange for itself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, the Representative does not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Shares or Option Shares on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7. Additional Covenants.

7.1 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the NYSE, the NYSE MKT, NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2 Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without prior notice to the Representative, for a period ending at 5:00 p.m. Eastern time on the first business day following the 25th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.3 Blue Sky Compliance. The Company shall be responsible for the qualification or registration of the Public Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions in the United States designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the shares of Common Stock, if such filings are so required. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Public Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment. The Company, at its expense, will cause its counsel to provide to the Representative a Preliminary Blue Sky Memorandum no later than the date first public version of the Registration Statement is filed with the Commission and a Final Blue Sky Memorandum at the Effective Date, in such quantities as the Underwriter reasonably request, for its use and the use of the selling members in connection with the offer and sale of the Public Securities. The Company will, from time to time, prepare and file such statements, reports, certificates, notices and other forms and documents as are or may be required to continue such qualifications in effect for so long as the Representative may request for the distribution of the Public Securities.

7.4 Free Writing Prospectuses. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

8. Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the NYSE Euronext, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the securities.

8.3 Expenses. Except in the case of a default by the Underwriters pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall promptly pay the Representative its accrued but unpaid fees and unreimbursed expenses incurred up to and as of the date of termination.

9. Miscellaneous.

9.1 Notices. All notices, demands, and other communications to given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by overnight delivery using a nationally recognized courier service, sent by facsimile transmission, or emailed. Notice shall be deemed received: (a) if personally delivered, upon the date of delivery to the address of the receiving party; (b) if sent by overnight courier, the date actually received by the recipient; (c) if sent by facsimile or email, when sent. The parties will each promptly notify the other of any changes to the following contact information.

Notices to the NSC shall be sent to:

National Securities Corporation
200 Vesey Street, 25th Floor
New York, NY 10281
Attention: Jonathan C. Rich
e-mail: jrich@nationalsecuritiesib.com

with a copy to:

Liquid Venture Partners, LLC
2121 Rosecrans Avenue, Suite 4305
El Segundo, CA 90245
Attention: Robert Clifford
e-mail: bclifford@liquidventure.com

Notices to the Company shall be sent to:

Movano Inc.

6200 Stoneridge Mall Rd., Suite 300

Pleasanton, CA 94588

Attention: J. Cogan CFA

e-mail: jcogan@movano.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

300 South Tryon St., Suite 1000

Charlotte, North Carolina 28202

Attention: Mark R. Busch, Esq.
email: Mark.Busch@klgates.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
18565 Jamboree Road, Suite 500
Irvine, CA 92612
Attention: Daniel Donahue
email: donahued@gtlaw.com

9.2 Section Headings. The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

9.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements, whether oral or written, between the Representative and the Company including without limitation, the engagement agreement dated as of March 28, 2019 as amended. This Agreement may not be amended or modified except in writing. Neither party shall assign its rights or duties hereunder without the prior written consent of the other party, which may be withheld in the other party’s sole and absolute discretion; provided however that nothing in this sentence shall impact the Representative’s ability to engage in customary arrangements in connection with the formation of a selling group for the Offering. Notwithstanding the foregoing, the Representative may assign its rights to its Fees and Warrants per Section 1 to any affiliate of the Representative. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against each of the parties and their successors and assigns.

9.4 Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and, with the exception of the rights and benefits conferred upon the Indemnified Parties by Section 5 of this Agreement, shall not be deemed or interpreted to confer any rights upon any third parties. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.5 Governing Law. All aspects of the relationship created by this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed in New York, without regard to its conflicts of laws provisions. All actions and proceedings which are not submitted to arbitration pursuant to Section 9.6 hereof shall be heard and determined exclusively in the state and federal courts located in the Borough of Manhattan in the City of New York, and the Company, Liquid and the Representative hereby submit to the jurisdiction of such courts and irrevocably waive any defense or objection to such forum, on forum non conveniens grounds or otherwise. The parties agree to accept service of process by mail, to their principal business address, addressed to the chief executive officer and secretary thereof. The parties hereby agree that this Section 9.5 shall survive the termination and/or expiration of this Agreement.

9.6 Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York City (with the exception of claims to enforce the indemnity provision contained herein, which may, at the option of the party seeking relief, be submitted either to arbitration or to any court of competent jurisdiction). The arbitration shall be administered either by FINRA Dispute Resolution pursuant to its Code of Arbitration Procedure, or if FINRA cannot or does not accept the arbitration, by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party. The parties hereby agree that this Section 9.6 shall survive the termination and/or expiration of this Agreement.

9.7 Execution in Counterparts. This Agreement may be executed via facsimile transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.

9.8 Severability. Should any one or more covenants, restrictions and provisions contained in this Agreement be held for any reason to be void, invalid or unenforceable, in whole or in part, such unenforceability will not affect the validity of any other term of this Agreement, and the invalid provision will be binding to the fullest extent permitted by law and will be deemed amended and construed so as to meet this intent. To the extent any provision cannot be so amended or construed as a matter of law, the validity of the remaining provisions shall be deemed unaffected and the illegal or invalid provision will be deemed stricken from this Agreement.

9.9 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

MOVANO INC.

By:
Michael Leabman
President and Chief Executive Officer

Accepted on the date first above written.

NATIONAL SECURITIES CORPORATION,
as Representative of the several Underwriters

By:	`
Jonathan C. Rich,
EVP – Head of Investment Banking

SCHEDULE 1

Name of Underwriter	Number of Firm Shares
National Securities Corporation

SCHEDULE 2

Excluded Investors

Emily Fairbairn

Malcolm Fairbairn

Ascend Capital

Transcend Partners

Valley High Partners

Rahul Ghandi

Charles Kim

Dvine Wave Trust

Dvine Wave Holdings LLC

SilverData Holdings

Michael Leabman

Leabman Holdings LLC

Leabman Children’s Trust